UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

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UNITED DEVELOPMENT FUNDING IV
(Name of Registrant as Specified In Its Charter)

______________________________________________________________________________

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April 30, 2010

Dear Shareholder:

On behalf of our Board of Trustees, I cordially invite you to attend the 2010 Annual Meeting of Shareholders of United Development Funding IV to be held on June 9, 2010 at 10:00 a.m. local time, at the Trust’s principal executive office at 1301 Municipal Way, Suite 100, Grapevine, Texas 76051. We look forward to your attendance.

The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe the formal business to be acted upon by our shareholders. A report on the status of our initial public offering and our portfolio of investments will also be presented at the 2010 Annual Meeting of Shareholders, and our shareholders will have an opportunity to ask questions.

Your vote is very important. Regardless of the number of shares of beneficial interest you own, it is very important that your shares be represented at the 2010 Annual Meeting of Shareholders. ACCORDINGLY, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE 2010 ANNUAL MEETING OF SHAREHOLDERS IN PERSON, I URGE YOU TO SUBMIT YOUR PROXY AS SOON AS POSSIBLE. You may do this by completing, signing and dating the accompanying proxy card and returning it via fax to 1-781-633-4434 or in the accompanying self-addressed postage-paid return envelope. You also may authorize a proxy via the Internet at http://www.eproxy.com/udf or by telephone by dialing toll-free 1-866-977-7699. Please follow the directions provided in the proxy statement. This will not prevent you from voting in person at the 2010 Annual Meeting of Shareholders, but will assure that your vote will be counted if you are unable to attend the 2010 Annual Meeting of Shareholders.

YOUR VOTE COUNTS. THANK YOU FOR YOUR ATTENTION TO THIS MATTER, AND FOR YOUR CONTINUED SUPPORT OF, AND INTEREST IN, UNITED DEVELOPMENT FUNDING IV.

Sincerely,
By Order of the Board of Trustees

/s/ Hollis M. Greenlaw
Hollis M. Greenlaw
Chief Executive Officer

United Development Funding IV

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 9, 2010

To the Shareholders of United Development Funding IV:

You are cordially invited to attend the 2010 Annual Meeting of Shareholders (“Annual Meeting”) of United Development Funding IV, a Maryland real estate investment trust (“Trust”).  Notice is hereby given that the Annual Meeting will be held on June 9, 2010, at 10:00 a.m., Central Daylight Time, at the Trust’s principal executive office at 1301 Municipal Way, Suite 100, Grapevine, Texas 76051, for the following purposes:

1.	The election of five trustees to serve until our Annual Meeting of Shareholders to be held in 2011 or until such trustees’ successors are duly elected and qualified;

2.	Ratification of the selection of Whitley Penn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

3.	To transact such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof.

A proxy statement describing the matters to be considered at the Annual Meeting is attached to this notice.  Only holders of record of our common shares of beneficial interest at the close of business on April 23, 2010 are entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.  A list of all shareholders as of April 23, 2010 will be open for inspection at the Trust’s principal executive office at 1301 Municipal Way, Suite 100, Grapevine, Texas 76051 for the ten-day period immediately preceding the Annual Meeting.  We reserve the right, in our sole discretion, to adjourn or postpone the Annual Meeting to provide more time to solicit proxies for the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, JUNE 9, 2010.

The proxy statement and annual report to shareholders is available at http://www.eproxy.com/udf

For directions to the Annual Meeting, please call 1-800-859-9338.

Your vote is very important even if you own only a small number of shares. Please sign and date the accompanying proxy card and return it promptly by fax to 1-781-633-4434 or in the accompanying self-addressed postage-paid return envelope whether or not you plan to attend. You also may authorize a proxy electronically via the Internet at http://www.eproxy.com/udf or by telephone by dialing toll-free 1-866-977-7699. Instructions are included with the proxy card, and you will need your assigned control number to authorize your proxy. Your control number can be found on your proxy card. If you attend the Annual Meeting, you may vote in person if you wish, even if you previously have returned your proxy card or authorized a proxy electronically. You may revoke your proxy at any time prior to its exercise.

Please feel free to contact our Investor Services team at 1-800-859-9338 if you have any questions or need additional information.

We appreciate your continued support of United Development Funding IV and encourage you to vote today.

By Order of our Board of Trustees

/s/ Hollis M. Greenlaw
Hollis M. Greenlaw
Chief Executive Officer

Grapevine, Texas
April 30, 2010

UNITED DEVELOPMENT FUNDING IV
1301 Municipal Way, Suite 100
Grapevine, Texas  76051
____________________

Proxy Statement
_____________________

Annual Meeting of shareholders
To Be Held June 9, 2010
_______________________________

We are providing these proxy materials in connection with the solicitation by the board of trustees of United Development Funding IV (“UDF IV,” the “Trust,” “we,” “our,” or “us”), a Maryland real estate investment trust, of proxies for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, June 9, 2010, at 10:00 a.m. local time at the principal executive office of the Trust, 1301 Municipal Way, Suite 100, Grapevine, Texas 76051, and at any adjournments or postponements thereof for the purposes set forth in the accompanying Notice of Annual Meeting.  We reserve the right, in our sole discretion, to adjourn the Annual Meeting to provide more time to solicit proxies for the meeting.

This proxy statement, form of proxy and voting instructions are first being mailed or given to shareholders on or about April 30, 2010.

Shareholders Entitled to Vote

Holders of our common shares of beneficial interest at the close of business on April 23, 2010 (the “Record Date”) are entitled to receive this notice and to vote their shares at the Annual Meeting.  As of the Record Date, there were 914,991 common shares of beneficial interest outstanding.  Each share is entitled to one vote on each matter properly brought before the Annual Meeting.

QUESTIONS AND ANSWERS

We are providing you with this proxy statement, which contains information about the items to be voted upon at the Annual Meeting.  To make this information easier to understand, we have presented some of the information below in a question and answer format.

General

Why did you send me this proxy statement?

We sent you this proxy statement and the enclosed proxy card because our board of trustees is soliciting your proxy to vote your shares of UDF IV at the Annual Meeting.  This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission, or the SEC, and is designed to assist you in voting.

When is the Annual Meeting and where will it be held?

The Annual Meeting will be held on Wednesday, June 9, 2010, at 10:00 a.m. local time at the principal executive office of the Trust, 1301 Municipal Way, Suite 100, Grapevine, Texas 76051.

Who is entitled to vote, and how many shares can vote?

Only shareholders who owned our shares at the close of business on April 23, 2010, the Record Date, are entitled to receive notice of the Annual Meeting and to vote the shares that they held on that date at the Annual Meeting or any adjournments or postponements thereof.  As of the close of business on April 23, 2010, there were 914,991 shares outstanding.  Each share is entitled to one vote on each matter properly brought before the Annual Meeting.

What constitutes a quorum?

If 50% of the common shares of beneficial interest outstanding on the Record Date are present at the Annual Meeting, either in person or by proxy, we will have a quorum at the meeting, permitting the conduct of business at the meeting. Abstentions and broker non-votes will be counted to determine whether a quorum is present. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner.

What may I vote on?

You may vote to:  (i) elect five trustees, each to hold office for a one-year term expiring at the 2011 Annual Meeting of Shareholders and until his successor is duly elected and qualified; (ii) ratify the appointment of Whitley Penn LLP as our independent registered public accounting firm for the year ending December 31, 2010; and (iii) transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

How does the board of trustees recommend I vote on the proposals?

Unless you give other instructions on your proxy card, the individuals named on the card as proxy holders will vote in accordance with the recommendations of our board of trustees. Our board of trustees recommends that you vote your shares “FOR ALL” nominees to our board of trustees and you vote your shares “FOR” the ratification of the appointment of Whitley Penn LLP as our independent registered public accounting firm for the year ending December 31, 2010. No trustee has informed us that he intends to oppose any action intended to be taken by us.

How do I vote?

You may vote your shares either in person or by proxy.  In order to vote in person, you must attend the Annual Meeting.  Whether or not you plan to attend the meeting and vote in person, we urge you to have your vote recorded by authorizing a proxy and giving the proxy holder permission to vote your shares at the Annual Meeting.  The proxy holders who will vote your shares as you instruct are Todd Etter and Hollis Greenlaw.  The proxy holders will vote your shares as you instruct, unless you return your signed proxy card, or authorize a proxy by telephone or over the Internet, but do not indicate how you wish to vote.  In this case, the proxy holders will vote in accordance with the recommendation of the board of trustees or, in the absence of such a recommendation, in the discretion of the proxy holders.

Shareholders may submit their proxy via mail or fax, using the enclosed proxy card.  In addition, shareholders of record may authorize a proxy by following the “Telephone” instructions on the enclosed proxy card.  Shareholders of record with Internet access may authorize a proxy by following the “Internet” instructions on the enclosed proxy card.  The telephone and Internet voting procedures are designed to authenticate the shareholder’s identity and to allow shareholders to authorize a proxy and confirm that their instructions have been properly recorded.  If the telephone or Internet option is available to you, we strongly encourage you to use it because it is faster and less costly.  If you attend the Annual Meeting, you may also submit your vote in person, and any previous votes or proxies that you submitted will be superseded by the vote that you cast at the Annual Meeting.  The proxy holders will not vote your shares if you do not return the enclosed proxy card or authorize your proxy by telephone or over the Internet.  This is why it is important for you to return the proxy card or authorize your proxy by telephone or over the Internet as soon as possible whether or not you plan on attending the meeting in person.

What vote is required to approve each proposal that comes before the Annual Meeting?

To elect the trustee nominees, the affirmative vote of a majority of our common shares present in person or by proxy at a meeting at which a quorum is present must be cast in favor of the proposal. To ratify the appointment of Whitley Penn LLP, the affirmative vote of a majority of all votes cast at a meeting at which a quorum is present must be cast in favor of the proposal. Abstentions and broker non-votes will count as votes against the proposal to elect the trustee nominees but will have no impact on the proposal to ratify the appointment of Whitley Penn LLP.

Will my vote make a difference?

Yes.  Your vote is needed to ensure that the proposals can be acted upon.  YOUR VOTE IS VERY IMPORTANT EVEN IF YOU OWN ONLY A SMALL NUMBER OF SHARES!  Your immediate response will help avoid potential delays and may save us significant additional expense associated with soliciting shareholder votes.  We encourage you to participate in the governance of UDF IV and welcome your attendance at the Annual Meeting.

What if I return my proxy card and then change my mind?

You have the right to revoke your proxy at any time before the vote by:

•	providing written notice of such revocation to the Secretary of the Trust, Kelley Puccio, at the Trust’s corporate address,

•	properly signing and submitting a new proxy card with a later date;

•	authorizing a new proxy by telephone or Internet (your latest telephone or Internet proxy is counted); or

•	attending and voting your shares in person at the Annual Meeting. Attending the Annual Meeting will not revoke your proxy unless you specifically request it.

If you hold your shares in “street name,” you will need to contact the institution that holds your shares and follow its instructions for revoking a proxy.

How will voting on any other business be conducted?

Other than the matters described in this proxy statement, we do not expect any additional matters to be presented for a vote at the Annual Meeting.  If any other business is properly presented at the Annual Meeting and you are authorizing a proxy, your proxy grants Todd Etter and Hollis Greenlaw, as proxy holders, the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.

Who pays the cost of this proxy solicitation?

The costs of proxy solicitation will be borne by us.  We have hired DST Systems to assist us in the distribution of proxy materials and solicitation of votes described above.  We will pay DST Systems a fee of $2,500 plus customary costs and expenses for these services.  We also expect to pay DST Systems, our transfer agent, approximately $2,500 for communication with our shareholders prior to the Annual Meeting and solicitation of proxies by telephone. In addition to the mailing of these proxy materials, the solicitation of proxies may be made in person, by telephone or by electronic communication by our trustees and officers who will not receive any additional compensation for such solicitation activities. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy solicitation materials to our shareholders.

Who should I call if I have any questions?

If you have any questions about how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact:

Investor Services
1301 Municipal Way, Suite 100
Grapevine, Texas  76051
1-800-859-9338

PROPOSAL 1 – ELECTION OF TRUSTEES

Our declaration of trust and bylaws provide that the number of our trustees may be established by a majority of the entire board of trustees.  We currently have five trustees, three of whom are independent trustees under the definition of independence set forth in our declaration of trust and the independence tests provided in the New York Stock Exchange Listed Company Manual.  An “independent trustee” is a person who is not one of our officers or employees or an officer or employee of our advisor or its affiliates and has not otherwise been affiliated with such entities for the previous two years.

A total of five trustees are scheduled to be elected at the Annual Meeting to serve for a one-year term ending on the date of the 2011 Annual Meeting of Shareholders and until their successors are elected and duly qualified.  The nominees for members of our board of trustees are set forth below.  Unless authorization is withheld, the persons named as proxies will vote FOR ALL nominees for trustees listed below unless otherwise specified by the shareholder.  In the event any nominee is unable or declines to serve as a trustee at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present board of trustees to fill the vacancy.  In the event that additional persons are nominated for election as trustees, the proxy holders intend to vote all proxies received by them for the nominees listed below and against any other nominees.  As of the date of this proxy statement, our board of trustees is not aware of any nominee who is unable or will decline to serve as trustee.  All of the nominees listed below already are serving as our trustees and constitute all of our current trustees.  We are not aware of any family relationship among any of the nominees to become trustees or executive officers of the Trust. Each of the nominees for election as trustee has stated that there is no arrangement or understanding of any kind between him and any other person relating to his election as a trustee, except that such nominees agreed to serve as our trustees if elected.

The election to our board of trustees of each of the five nominees identified in this proxy statement will require the affirmative vote of a majority of the common shares of beneficial interest present in person or by proxy at a meeting at which a quorum is present.

OUR BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR ALL” NOMINEES IDENTIFIED BELOW.

Nominees to Board of Trustees

The names and ages of the persons nominated for election as our trustees and the month and year in which each became a trustee are set forth below:
Name	Age	Offices Held	Month and Year Became Trustee

Hollis M. Greenlaw	45	Chief Executive Officer and Chairman of the Board of Trustees	May 2008
Scot O’Brien	50	Trustee	August 2008
Phillip K. Marshall	60	Independent Trustee	August 2008
J. Heath Malone	43	Independent Trustee	August 2008
Steven J. Finkle	60	Independent Trustee	August 2008

Business Experience of Nominees

The following is a summary of the business experience of the nominees for election as our trustees.

Hollis M. Greenlaw.   Mr. Greenlaw has served as our Chief Executive Officer and Chairman of the Board of Trustees since our formation in May 2008.  Mr. Greenlaw also has served as President and Chief Executive Officer of UMTH Land Development, L.P. (“UMTH LD”) since March 2003. He also has served as partner, Vice Chairman and Chief Executive Officer of UMT Holdings, L.P. (“UMTH”) and as President, Chief Executive Officer and a director of UMT Services, Inc. (“UMT Services”) since March 2003. From March 2003 through December 2007, Mr. Greenlaw directed the funding of over approximately $237 million in loans and land banking transactions and over $86 million of equity investments for United Development Funding, L.P. (“UDF I”) and United Development Funding II, L.P. (“UDF II”), and over $132 million in loans for United Development Funding III, L.P. (“UDF III”). During that same period, UDF I and UDF II received over approximately $184 million in loan repayments and over $31 million in equity investment distributions, and since inception, UDF III has received over $32 million in repayments. Since May 1997, Mr. Greenlaw has been a partner of The Hartnett Group, Ltd., a closely-held private investment company managing over $40 million in assets. The Hartnett Group, Ltd. and its affiliated companies engage in securities and futures trading; acquire, develop, and sell real estate, including single-family housing developments, commercial office buildings, retail buildings and apartment homes; own several restaurant concepts throughout the United States; and make venture capital investments. From March 1997 until June 2003, Mr. Greenlaw served as Chairman, President and Chief Executive Officer of a multi-family real estate development and management company owned primarily by The Hartnett Group, Ltd. and developed seven multi-family communities in Arizona, Texas and Louisiana with a portfolio value exceeding $80 million. Prior to joining The Hartnett Group, Ltd., from 1992 until 1997, Mr. Greenlaw was an attorney with the Washington, D.C. law firm of Williams & Connolly, where he practiced business and tax law. Mr. Greenlaw received a Bachelor of Arts degree from Bowdoin College in 1986, where he was a James Bowdoin Scholar and elected to Phi Beta Kappa, and received a Juris Doctorate from the Columbia University School of Law in 1990. Mr. Greenlaw is a member of the Maine, District of Columbia and Texas bars. Our board of trustees selected Mr. Greenlaw to serve as a trustee because he is our Chief Executive Officer and has served in various executive roles with our sponsor or its affiliates since 2003.  He has expansive knowledge of the public homebuilding and real estate industries, and has relationships with chief executives and other senior management at a multitude of real estate companies.  Our board of trustees believes that Mr. Greenlaw brings a unique and valuable perspective to our board of trustees.

Scot W. O’Brien.   Mr. O’Brien has served as a member of our board of trustees since August 2008.  He is a shareholder in the law firm of Hallett & Perrin, P.C., has over 23 years of experience in real estate transactions, bank and other institutional financings, mergers and acquisitions, private placements, tax planning (including providing tax advice in conjunction with the formation and operation of real estate investment trusts), and general corporate matters and has a peer review rating of AV by Martindale-Hubbell. In his capacity with Hallett & Perrin, Mr. O’Brien provides legal services to our advisor, our asset manager and affiliates of our advisor and our asset manager. He has advised United Mortgage Trust (a real estate investment trust that is affiliated with our advisor and invests exclusively in: (i) first lien secured mortgage loans for the acquisition and renovation of single-family homes, (ii) lines of credit and secured loans for the acquisition and development of single-family home lots, (iii) lines of credit and loans secured by developed single-family lots, and (iv) lines of credit and loans secured by completed model homes; formerly, United Mortgage Trust invested in: (i) first lien secured construction loans for the acquisition of lots and construction of single-family homes and (ii) first lien, fixed rate mortgages secured by single-family residential property), UMTH and UDF I since 2003 and has advised UDF III since its initial public offering, which commenced in May 2006. Mr. O’Brien oversaw the structure and formation of United Development Funding Land Opportunity Fund, L.P. (“UDF LOF”).  He is responsible for the direction and structure of the United Development Funding lending transactions. Mr. O’Brien also represents numerous real estate-related funds. As a regular part of his practice, Mr. O’Brien analyzes, structures, negotiates and closes numerous acquisitions and dispositions of real estate and real estate-related investments, including improved and unimproved real estate and loans secured by real estate. Mr. O’Brien has also structured and negotiated the financing, development and construction terms for numerous real estate development projects, including lot developments, hotels, medical office buildings, apartment complexes and shopping centers. He joined Hallett & Perrin in April 1996. Prior to joining Hallett & Perrin, Mr. O’Brien was an associate (1985-1992) and a shareholder (1993-1996) in the law firm of Winstead, P.C. (f/k/a Winstead, Sechrest & Minick). Mr. O’Brien received a Bachelor of Business Administration from the University of Notre Dame in 1982. He received a Juris Doctorate with honors from St. Mary’s University in 1985, and an L.L.M. (Taxation) from Southern Methodist University in 1988. Mr. O’Brien is a member of the State Bar of Texas.  Our board of trustees selected Mr. O’Brien to serve as a trustee due to his legal expertise, particularly in the real estate industry.  He has provided counsel to our sponsor and its affiliates for the past five years.  Our board of trustees believes that Mr. Hanson brings a unique and valuable perspective to our board of trustees.

Phillip K. Marshall.   Mr. Marshall has served as one of our independent trustees since August 2008.  Since September 2006, Mr. Marshall has served as an independent trustee of United Mortgage Trust. As a trustee of United Mortgage Trust, Mr. Marshall participates in the monthly review and approval of real estate investments made and managed by such entity, and also participates annually in the review and restatement of United Mortgage Trust’s investment policies. Mr. Marshall also currently chairs the United Mortgage Trust audit committee and serves on the financial reporting and liquidity committees. From May 2007 to the present, Mr. Marshall has served as Chief Financial Officer of Rick’s Cabaret International, Inc., a publicly traded restaurant and entertainment company. From February 2007 to May 2007, he served as Controller of Dorado Exploration, Inc., a privately held oil and gas company. From July 2003 to January 2007, he served as Chief Financial Officer of CDT Systems, Inc., a publicly held company located in Addison, Texas that is engaged in water technology. From 2001 to 2003, he was a principal of Whitley Penn LLP, independent certified public accountants. From 1992 to 2001, Mr. Marshall served as Director of Audit Services at Jackson & Rhodes PC, where he consulted in the structure and formation of United Mortgage Trust in 1996, including developing the criteria necessary to determine the type of assets suitable for acquisition by United Mortgage Trust pursuant to its desire to qualify as a real estate investment trust. While at Jackson and Rhodes and subsequently with Whitley Penn LLP, Mr. Marshall served as the audit partner for United Mortgage Trust. From 1991 to 1992, Mr. Marshall served as an audit partner at Toombs, Hall and Foster; from 1987 to 1991, he served as an audit partner for KPMG Peat Marwick (“KPMG”); and from 1980 to 1987, he served as audit partner for KMG Main Hurdman (“KMG”). As an audit partner for KPMG and KMG, Mr. Marshall had extensive experience working with a number of mortgage banking clients and savings and loan institutions involved in residential real estate finance. In his capacity as auditor and audit partner for his mortgage banking clients, Mr. Marshall performed reviews and tests of income recognition and reporting, quality of asset testing (including analysis of real estate appraisals), historical loss reserves and comparison to industry loss reserves. Additionally, Mr. Marshall performed single audit procedures to assess the adequacy of loan servicing services including collections, cash management and reporting procedure testing, and escrow analysis. Mr. Marshall is a Certified Public Accountant in the State of Texas. He received a BBA in Accounting, Texas State University in 1972.  Our board of trustees selected Mr. Marshall to serve as a trustee in part due to his financial and accounting expertise, as well as his knowledge of the financial markets in which we operate.  Our board of trustees believes that his experience as a partner at a public accounting firm, as well as his previous service on the board of trustees of a real estate investment trust, will bring value to us, particularly in his role as the audit committee chairman and audit committee financial expert.

J. Heath Malone.   Mr. Malone has served as an independent trustee since August 2008.  Mr. Malone is a co-founder and partner of Max Industries, LTD., an Inc. 5,000 company, which does business as Max Furniture. Max Furniture is a designer, importer and on-line retailer of furniture with $15 million in annual revenue. Since 2002, Mr. Malone has served as Chief Financial Officer of Max Furniture, managing all aspects of its operations including financing, accounting, administration, transportation management and warehouse management, and serving as one of the two principal buyers for the company. Previously, Mr. Malone was the Chief Financial Officer of Mericom Corporation from 1998 to 2002. Mericom was engaged in the service and installation of wireless networks throughout the United States. During Mr. Malone’s tenure, Mericom grew from a small regional $5 million firm to a $60 million national company. From 1995 to 1998, Mr. Malone served as the Chief Operating Officer of OmniAmerica Development, a Hicks, Muse, Tate & Furst company in the business of designing and building cell tower networks throughout the United States. Working with a sister company, Specialty Teleconstructors, OmniAmerica Development became the third-largest owner of cellular phone towers in the United States prior to an acquisition by American Tower in 1998. Mr. Malone was the Chief Financial Officer of US Alarm Systems from 1992 to 1995, building that company from a startup to a mid-sized regional alarm firm. From 1989 to 1992, he was employed by Arthur Andersen LLP, an international accounting and consulting firm. At Arthur Andersen, Mr. Malone specialized in manufacturing and retail companies and served on a fraud audit team. Mr. Malone is a Certified Public Accountant and received a Bachelor of Arts degree in accounting from Southern Methodist University in Dallas in 1989.  Our board of trustees selected Mr. Malone to serve as a trustee in part due to his financial and accounting expertise, as well as his experience in raising capital through public and private markets.  Our board of trustees believes he will bring value to us in his role as an audit committee member, as well as providing an entrepreneurial perspective to our board of trustees.

Steven J. Finkle.   Mr. Finkle has served as an independent trustee since August 2008.  In 1995, Mr. Finkle founded National Brokerage Associates (“NBA”) and currently serves as its President. NBA is a full service insurance brokerage house serving agents in the Washington, D.C. metropolitan area and on a national basis. NBA has a niche in the variable life marketplace and has been involved with designing several variable life insurance products. A full service brokerage firm specializing in life, annuities, long term care, and disability, NBA works with several nationwide broker-dealers, a number of banks and the insurance brokerage community. From 1989 to 1995, Mr. Finkle served as a partner and President of CFG Insurance Services. In 1975, Mr. Finkle became part of the first franchised insurance brokerage operation in the United States when he co-founded MTA Brokerage. From 1972 to 1974, Mr. Finkle served as an assistant manager for the insurance brokerage firm of Johnson & Higgins at the Atlanta, Georgia regional office and later with National Life of Vermont. Mr. Finkle holds Series 7, 24, and 63 securities licenses and serves on the advisory committee for multiple insurance carriers. Mr. Finkle also served on the board of directors of the District of Columbia Association of Insurance and Financial Advisors and is currently a member of the board of directors of the National Association of Life Brokerage Agencies, the premier association representing the insurance brokerage community. Mr. Finkle is a partner of Brokerage Resources of America, an affiliation of national insurance brokerage firms. Mr. Finkle received his B.B.A. degree in Insurance from Georgia State University in 1972 where he was a Kemper Scholar.  Our board of trustees selected Mr. Finkle to serve as a trustee due to his strong relationships and his understanding of the financial markets through which we offer our shares for sale.  Our board of trustees believes that this experience will bring valuable operational expertise and insight to the board of trustees.

Board Meetings and Director Attendance at Annual Meetings of Shareholders

The board of trustees held one meeting, with all trustees in attendance, and acted by unanimous consent nine times during the fiscal year ended December 31, 2009.  The audit committee met once during 2009, with all committee members attending the meeting.  Although we do not have a formal policy regarding attendance by members of our board of trustees at our Annual Meeting of Shareholders, we encourage all of our trustees to attend.  Since we did not begin our operations until 2009, we took action by unanimous written consent of our sole shareholder in lieu of an Annual Meeting of Shareholders in 2009, and our sole shareholder took action by unanimous written consent in lieu of a special meeting of shareholders one time during 2009.

Trustee Independence

We have a five-member board of trustees. Our declaration of trust provides that a majority of the trustees must be “independent trustees.” Two of our directors, Hollis M. Greenlaw and Scot W. O’Brien, are affiliated with us and we do not consider them to be independent trustees. Our three remaining trustees qualify as “independent trustees” as defined in our declaration of trust in compliance with the requirements of the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts. As defined in our declaration of trust, the term “independent trustee” means a trustee who is not on the date of determination, and within the last two years from the date of determination has not been, directly or indirectly associated with our sponsor or our advisor by virtue of: (i) ownership of an interest in our sponsor, our advisor or any of their affiliates, other than in us; (ii) employment by our sponsor, our advisor or any of their affiliates; (iii) service as an officer or director of our sponsor, our advisor or any of their affiliates, other than as our trustee or a director or trustee of any other real estate investment trust organized by our sponsor or advised by our advisor; (iv) performance of services, other than as a trustee for us; (v) service as a director or trustee of more than three real estate investment trusts organized by our sponsor or advised by our advisor; or (vi) maintenance of a material business or professional relationship with our sponsor, our advisor or any of their affiliates. A business or professional relationship is considered “material” if the aggregate gross income derived by a trustee from our sponsor, our advisor and their affiliates (excluding fees for serving as our trustee or another real estate investment trust or real estate program that is organized, advised or managed by our advisor or its affiliates) exceeds 5% of either the trustee’s annual gross income during either of the last two years or the trustee’s net worth on a fair market value basis. An indirect association with our sponsor or our advisor shall include circumstances in which a trustee’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been associated with our sponsor, our advisor, any of their affiliates or with us.

While our shares are not listed on the New York Stock Exchange, each of our independent trustees would also qualify as independent under the rules of the New York Stock Exchange.

Board Leadership Structure

Mr. Greenlaw serves as both our Chairman of the Board of Trustees and Chief Executive Officer. Our independent trustees have determined that the most effective leadership structure for us at the present time is for our Chief Executive Officer to also serve as our Chairman of the Board of Trustees. Our independent trustees believe that because our Chief Executive Officer is ultimately responsible for our day-to-day operations and for executing our business strategy, and because our performance is an integral part of the deliberations of our board of trustees, our Chief Executive Officer is the trustee best qualified to act as Chairman of the Board of Trustees. Our board of trustees retains the authority to modify this structure to best address our unique circumstances, and so advance the best interests of all shareholders, as and when appropriate. In addition, although we do not have a lead independent trustee, our board of trustees believes that the current structure is appropriate, as we have no employees and are externally managed by our advisor, whereby all operations are conducted by our advisor or its affiliates.

Our board of trustees also believes, for the reasons set forth below, that its existing corporate governance practices achieve independent oversight and management accountability, which is the goal that many seek to achieve by separating the roles of Chairman of the Board of Trustees and Chief Executive Officer. Our governance practices provide for strong independent leadership, independent discussion among trustees and for independent evaluation of, and communication with, many members of senior management. These governance practices are reflected in our Code of Business Conduct and Ethics, or our Code of Ethics. Some of the relevant processes and other corporate governance practices include:

•
A majority of our trustees are independent trustees. Each trustee is an equal participant in decisions made by our full board of trustees. In addition, all matters that relate to our sponsor, our advisor or any of their affiliates must be approved by a majority of our independent trustees. The audit committee is comprised entirely of independent trustees.

•	Each of our trustees is elected annually by the shareholders.

Board Committees

To date, the board has established one permanent committee, the audit committee.  From time to time, our board of trustees may establish other committees it deems appropriate to address specific areas in more depth than may be possible at a full board of directors meeting.

Audit Committee

Our audit committee is composed of Messrs. Marshall, Finkle, and Malone, all independent trustees.  Each of our audit committee members would qualify as independent under the New York Stock Exchange’s rules applicable to audit committee members. Our board of trustees has determined that Mr. Marshall qualifies as an “audit committee financial expert,” as defined by SEC regulations, based on the experience described in “– Business Experience of Nominees,” above.  The audit committee of the board reports regularly to the full board and annually evaluates the board’s performance.  The audit committee meets periodically throughout the year, usually in conjunction with regular meetings of the board.

The audit committee, by approval of at least a majority of the members, selects the independent registered public accounting firm to audit our annual financial statements, reviews with the independent registered public accounting firm the plans and results for the audit engagement, approves the audit and non-audit services provided by the independent registered public accounting firm, reviews the independence of the independent registered public accounting firm, considers the range of audit and non-audit fees and reviews the adequacy of our internal controls.  Our board of trustees has adopted a charter for the audit committee that sets forth its specific functions and responsibilities.  A copy of the audit committee charter is attached as Appendix A to this proxy statement.  The audit committee met one time during 2009.

Compensation Committee

Our board of trustees believes that it is appropriate for our board of trustees not to have a standing compensation committee based upon the fact that our executive officers do not receive compensation directly from us for services rendered to us. Our independent trustees receive compensation pursuant to the terms described in “– Compensation of Trustees” below and will, from time to time, review, evaluate, and make recommendations to the full board of trustees regarding the compensation of the trustees.

Nominating and Corporate Governance Committee

We do not have a separate nominating and corporate governance committee. We believe that our board of trustees is qualified to perform the functions typically delegated to a nominating and corporate governance committee and that the formation of a separate committee is not necessary at this time. Instead, our full board of trustees performs functions similar to those which might otherwise normally be delegated to such a committee, including, among other things, developing a set of corporate governance principles, adopting a code of ethics, adopting objectives with respect to conflicts of interest, monitoring our compliance with corporate governance requirements of state and federal law, establishing criteria for prospective members of our board of trustees, conducting candidate searches and interviews, overseeing and evaluating our board of trustees and our management, evaluating from time to time the appropriate size and composition of our board of trustees and recommending, as appropriate, increases, decreases and changes to the composition of our board of trustees and formally proposing the slate of trustees to be elected at each annual meeting of our shareholders.

Compensation of Trustees

We will pay each of our independent trustees an annual retainer of $25,000 per year. In addition, we will pay each of our independent trustees (i) $2,000 for each board or committee meeting attended in person (the chairman of the audit committee shall receive $3,000 for each audit committee meeting attended in person) and (ii) $250 for each board or committee meeting attended by telephone. In the event that there are multiple meetings in one day, the fees will be limited to $2,000 per day ($3,000 per day payable to the chairman of the audit committee if one of the meetings is of the audit committee).

The following table sets forth a summary of the compensation received by our trustees during 2009:

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards (1)	Non-Equity Incentive Plan Compensation(2)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings (3)	All other Compensation	Total
Hollis M. Greenlaw (4)	$--	$--	$--	$--	$--	$--	$--
Scot O’Brien (4)	$7,200	--	--	--	--	--	$7,200
Phillip K. Marshall	$10,000	--	--	--	--	--	$10,000
J. Heath Malone	$9,000	--	--	--	--	--	$9,000
Steven J. Finkle	$7,500	--	--	--	--	--	$7,500
(1)	The Trust does not have a share option plan.
(2)	The Trust does not have an incentive plan.
(3)	The Trust does not have a pension plan.
(4)	Denotes a trustee who is not considered an independent trustee.

The Board’s Role in Risk Oversight

The board of trustees oversees our shareholders’ and other stakeholders’ interest in the long-term health and the overall success of the Trust and its financial strength.

The full board of trustees is actively involved in overseeing risk management for the Trust. It does so, in part, through its approval of all investments and all assumptions of debt, as well as its oversight of the Trust’s executive officers and the control it has over our advisor. In particular, the board of trustees must evaluate the performance of the advisor and may determine at any time to terminate the advisor; the board of trustees also re-authorizes the advisory agreement on an annual basis.

In addition, the audit committee reviews risks related to financial reporting. The audit committee discusses material violations of the Trust’s policies brought to its attention on an ad hoc basis, and once per quarter reviews a summary of the finance-related violations.  Material violations of the Trust’s Code of Business Conduct and Ethics and related corporate policies are reported to the board of trustees.

Director Nominations; Qualifications and Diversity

Our board of trustees will consider nominees for our board of trustees recommended by shareholders. Notice of proposed shareholder nominations for trustees must be delivered in accordance with the requirements set forth in our bylaws and SEC Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. Nominations must include the full name of the proposed nominee, a brief description of the proposed nominee’s business experience for at least the previous five years and a representation that the nominating shareholder is a beneficial or record owner of our common shares of beneficial interest. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a trustee if elected. Nominations should be delivered to: United Development Funding IV, 1301 Municipal Way, Suite 100, Grapevine, Texas 76051, Attention: Secretary.

In considering possible candidates for election as a trustee, our board of trustees is guided by the principle that each trustee should: (i) be an individual of high character and integrity; (ii) be accomplished in his or her respective field, with superior credentials and recognition; (iii) have relevant expertise and experience upon which to be able to offer advice and guidance to management; (iv) have sufficient time available to devote to our affairs; (v) represent the long-term interests of our shareholders as a whole; and (vi) represent a diversity of background and experience.

Qualified candidates for membership on our board of trustees will be considered without regard to race, color, religion, gender, ancestry, national origin or disability. Our board of trustees will review the qualifications and backgrounds of trustees and nominees (without regard to whether a nominee has been recommended by shareholders), as well as the overall composition of our board of trustees, and recommend the slate of trustees to be nominated for election at the annual meeting of shareholders. We do not currently employ or pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential trustee nominees.

Code of Business Conduct and Ethics

Our board of trustees has adopted a Code of Business Conduct and Ethics, which contains general guidelines for conducting our business and is designed to help our trustees, officers and employees resolve ethical issues in an increasingly complex business environment.  Our Code of Business Conduct and Ethics is applicable to all trustees, officers and employees of the Trust.  You may obtain a copy of this document free of charge by mailing a written request to: Investor Relations, United Development Funding IV, 1301 Municipal Way, Suite 100, Grapevine, Texas  76051.  If, in the future, we amend, modify or waive a provision in our Code of Ethics, we may, rather than filing a Current Report on Form 8-K, satisfy the disclosure requirement by posting such information on our website, as necessary.

Communications with the Board of Trustees

We do not have a formal policy for communications with our board of trustees.  However, shareholders may communicate with the board of trustees or an individual trustee or group of trustees in person writing to us at:

United Development Funding IV
Board of Trustees
1301 Municipal Way
Suite 100
Grapevine, Texas  76051

All communication sent to our board of trustees will be distributed to each member of our board of trustees, unless otherwise directed in the communication.

Executive Officers

We have provided below certain information about our executive officers:

Name	Age*	Position(s)
Hollis M. Greenlaw	45	Chief Executive Officer and Chairman of the Board of Trustees
David A. Hanson	46	Chief Operating Officer and Chief Accounting Officer
Cara D. Obert	40	Chief Financial Officer and Treasurer

For more information regarding the background and experience of Mr. Greenlaw, see “– Business Experience of Nominees,” above.

David A. Hanson.   Mr. Hanson has served as our Chief Operating Officer and Chief Accounting Officer since May 2008.  He joined UMTH General Services, L.P. as President and UMTH as Chief Operating Officer and Chief Accounting Officer in June 2007. Mr. Hanson also serves as Chief Financial Officer of UMT Services. Mr. Hanson has over 20 years of experience as a financial executive in the residential housing industry as an accountant with an international public accounting firm. From 2006 to 2007, he was a Director of Land Finance for the Central/Eastern Region at Meritage Homes Corporation (“Meritage”), the twelfth largest publicly traded homebuilder. While at Meritage, Mr. Hanson handled all aspects of establishing, financing, administering and monitoring off-balance sheet entities for the Central/Eastern Region.  From 2001 to 2006, he was employed with Lennar Corporation, a national homebuilding company, as the Regional Finance Manager and served as acting homebuilding Division President, Regional Controller, and Controller for both homebuilding and land divisions. From 1999 to 2001, Mr. Hanson was the Director, Finance and Administration for One, Inc., a technology consulting firm. From 1996 to 1999, Mr. Hanson was the Vice President, Finance and Accounting for MedicalControl, Inc., a publicly traded managed healthcare company. Prior to 1996, he was employed with Arthur Andersen LLP, an international accounting and consulting firm, for approximately nine years. He graduated from the University of Northern Iowa in 1984 with a Bachelor of Arts degree in Financial Management/Economics and in 1985 with a Bachelor of Arts degree in Accounting. He is a Certified Public Accountant and Certified Management Accountant.

Cara D. Obert.   Ms. Obert has served as our Chief Financial Officer and Treasurer since May 2008 and is a partner of UMTH. Ms. Obert served as the Chief Financial Officer for UMTH from March 2004 until August 2006 and served as Controller for UMTH from October 2003 through March 2004. She has served as the Chief Financial Officer of UMTH LD since August 2006. From 1996 to 2003, she was a self-employed consultant, assisting clients, including Fortune 500 companies, in creating and maintaining financial accounting systems. From May 1995 until June 1996, she served as Controller for Value-Added Communications, Inc., a Nasdaq-listed telecommunications company that provided communications systems for the hotel and prison industries. From 1990 to 1993, she was employed with Arthur Andersen LLP, an international accounting and consulting firm. She graduated from Texas Tech University in 1990 with a Bachelor of Arts degree in accounting. She is a Certified Public Accountant.

Duties of Our Executive Officers

The Chairman of the Board of Trustees presides at all meetings of the shareholders, the board of trustees and any committee on which he serves. The Chief Executive Officer is our highest ranking executive officer and, subject to the supervision of the board of trustees, has all authority and power with respect to, and is responsible for, the general management of our business, financial affairs, and day-to-day operations. The Chief Executive Officer oversees the advisory services performed by our advisor.

The Chief Operating Officer and Chief Accounting Officer and the Chief Financial Officer report to the Chief Executive Officer, and have the authority and power with respect to, and the responsibility for, our accounting, auditing, reporting and financial record-keeping methods and procedures; controls and procedures with respect to the receipt, tracking and disposition of our revenues and expenses; the establishment and maintenance of our depository, checking, savings, investment and other accounts; relations with accountants, financial institutions, lenders, underwriters and analysts; the development and implementation of funds management and short-term investment strategies; the preparation of our financial statements and all of our tax returns and filings; and the supervision and management of all subordinate officers and personnel associated with the foregoing.

The Treasurer has responsibility for the general care and custody of our funds and securities and the keeping of full and accurate accounts of receipts and disbursements in our books. The Treasurer also shall deposit all moneys and other valuable effects in our name and to our credit in such depositories as may be designated by the board of trustees. The Treasurer shall disburse our funds as may be ordered by the board of trustees, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and board of trustees, at the regular meetings of the board of trustees or whenever it may so require, an account of all his or her transactions as Treasurer and of our financial condition.

Executive Compensation

We have no employees. Our executive officers are all employees of our advisor and/or its affiliates, and are compensated by these entities for their services to us. Our day-to-day management is performed by our advisor and its affiliates. We pay these entities fees and reimburse expenses pursuant to the advisory agreement. We do not currently intend to pay any compensation directly to our executive officers. As a result, we do not have, and our board of trustees has not considered, a compensation policy or program for our executive officers and has not included a Compensation Discussion and Analysis in this proxy statement

Compensation Committee Interlocks and Insider Participation

Other than Mr. Greenlaw, no member of our board of trustees has served as an officer, and no member of our board of trustees served as an employee, of the Trust or any of our subsidiaries during the year ended December 31, 2009.  We have no standing compensation committee.  None of our executive officers has served on the board or on the compensation committee (or other committee performing equivalent functions) of any other entity which had one or more executive officers who served on our board of trustees.

Certain Relationships and Related Transactions

The Trust’s advisor and certain of its affiliates receive fees in connection with the acquisition and management of the assets and reimbursement of costs of the Trust.

The Trust’s advisor receives 3% of the Trust’s gross offering proceeds (excluding proceeds from our distribution reinvestment plan) for reimbursement of organization and offering expenses.  The Trust has a related party payable to our advisor of approximately $5.5 million and $1.3 million as of December 31, 2009 and 2008, respectively, for organization and offering costs paid by UMTH LD related to the public offering of the Trust’s common shares of beneficial interest.  As of December 31, 2009, the Trust had reimbursed our advisor approximately $66,000 related to organization and offering expenses.  No reimbursement was made in 2008.

The Trust’s advisor receives advisory fees of 2% per annum of the average of the aggregate book value of the Trust’s real estate investment assets, including secured loan assets, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during a certain period.  During 2009, our advisor received approximately $2,200 for advisory fees.  No fees were paid during 2008.

UMTH LD, the Trust’s asset manager, is paid 3% of the net amount available for investment in secured loans and other real estate assets.  Such costs are amortized into interest income over the life of the secured note.  During 2009, UMTH LD received approximately $57,000.  No such fees were paid during 2008.

On December 18, 2009, the Trust entered into two participation agreements (the “Participation Agreements”) with UMT Home Finance, L.P. (“UMTHF”), pursuant to which the Trust purchased a participation interest in UMTHF’s construction loans (the “Construction Loans”) to Buffington Texas Classic Homes, LLC, an affiliated Texas limited liability company, and Buffington Signature Homes, LLC, an affiliated Texas limited liability company (collectively, “Buff Homes”).  The Construction Loans provide Buff Homes, which is a homebuilding group, with residential interim construction financing for the construction of new homes in the greater Austin, Texas area.  The Construction Loans are evidenced by promissory notes, are secured by first lien deeds of trust on the homes financed under the Construction Loans, and are guaranteed by the parent company and the principals of Buff Homes.

Pursuant to the Participation Agreements, the Trust will participate in the Construction Loans by funding the lending obligations of United Mortgage Trust under the Construction Loans up to a maximum amount of $3,500,000.  The Participation Agreements give the Trust the right to receive payment from UMTHF of principal and accrued interest relating to amounts funded by the Trust under the Participation Agreements.  The interest rate under the Construction Loans is the lower of 13% or the highest rate allowed by law.  The Trust’s participation interest is repaid as Buff Homes repays the Construction Loans.  For each loan originated to it, Buff Homes is required to pay interest monthly and to repay the principal advanced to it upon the sale of the home or in any event no later than 12 months following the origination of the loan.  The Participation Agreements provide for a one-year term commencing on December 18, 2009.

UMTHF will continue to manage and control the Construction Loans while the Trust owns a participation interest in the Construction Loans.  Pursuant to the Participation Agreements, the Trust has appointed UMTHF as its agent to act on its behalf with respect to all aspects of the Construction Loans, including the control and management of the Construction Loans and the enforcement of rights and remedies available to the lender under the Construction Loans.  During 2009, we recognized approximately $4,200 of interest income related to this note.  As of December 31, 2009, these Participation Agreements totaled approximately $1.4 million.

The Trust’s advisor also serves as the advisor for United Mortgage Trust, which owns 100% of the interests in UMTHF.

A majority of our trustees, including a majority of our independent trustees, who are not otherwise interested in this transaction, approved the Participation Agreements as being fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Certain Conflict Resolution Procedures

In order to reduce or eliminate certain potential conflicts of interest, our declaration of trust contains a number of restrictions relating to (1) transactions we enter into with our advisor and its affiliates, (2) certain future offerings, and (3) allocation of investment opportunities among affiliated entities. These restrictions include, among others, the following:

•
We will not purchase or lease properties in which our advisor, any of our trustees or any of their respective affiliates, has an interest unless a majority of the trustees, including a majority of the independent trustees, not otherwise interested in such transaction determines that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any property at an amount in excess of its appraised value. We will not sell or lease properties to our advisor, any of our trustees or any of their respective affiliates unless a majority of the trustees, including a majority of the independent trustees, not otherwise interested in the transaction determines that the transaction is fair and reasonable to us.

•
We will not make any loans to our advisor, any of our trustees or any of their respective affiliates, except that we may make or invest in mortgage loans involving our advisor, our trustees or their respective affiliates, provided that an appraisal is obtained from an independent expert concerning the underlying property from an independent expert who is in the business of rendering opinions regarding the value of assets of the type held by us and who is qualified to perform such work. In addition, a majority of the trustees, including a majority of the independent trustees, who are not otherwise interested in the transaction must approve all transactions with our advisor or its affiliates as being fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. We also will obtain a mortgagee’s or owner’s title insurance policy or a commitment as to the priority of the secured loan as part of our underwriting process. Furthermore, our advisor, any of our trustees and any of their respective affiliates will not make loans to us or to joint ventures in which we are a joint venture partner unless approved by a majority of the trustees, including a majority of the independent trustees, not otherwise interested in the transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

•
Our advisor and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner; provided, however, our advisor must reimburse us for the amount, if any, by which our total operating expenses, including the advisor asset management fee, paid during the previous fiscal year exceeded the greater of: (i) 2% of our average invested assets for that fiscal year, or (ii) 25% of our net income, before any additions to reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for that fiscal year.

•
We will not enter into any other transaction with our advisor or its affiliates, including the acceptance of goods or services from our advisor or its affiliates, unless a majority of our trustees, including a majority of the independent trustees, not otherwise interested in the transaction approves such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

We may invest in the same loans in which UDF I, UDF II, UDF III and UDF LOF invest. We believe that we will be able to invest in a more diversified portfolio of loans and benefit from integrated exit strategies if we are able to hold loans jointly with our affiliates. The lifecycle of single-family lot development and home construction generally begins with the acquisition of land for development of single-family lots, followed by the entitlement and engineering of the subject property, followed by the development of raw land into a finished lot, followed by the construction and sale of a single-family home. There are differing levels of capital appreciation, cash flow, loan-to-value ratios, development risk, market risk and investment yields over the course of the development lifecycle. UDF I, UDF II, UDF III, UDF LOF and we invest, or will invest, in substantially similar land development opportunities, although such investments may be made at different points in the development lifecycle in accordance with the investment criteria, yield requirements, cash flow expectations, investment horizon and risk tolerances of the respective fund at the time the investment is made. In addition, UDF I, UDF II, UDF III, UDF LOF and we will determine to exit investments in land development and home construction projects at different points in the development lifecycle in accordance with the investment criteria, yield requirements, cash flow expectations, investment horizon and risk tolerances of the respective fund at the time the exit is made. Subject to the respective limitations set forth in the organizational and operational documents of each of UDF I, UDF II, UDF III, UDF LOF and us, investments may be entered into as co-investments or joint ventures between two or more of these funds, and may be sold to or refinanced by one or more other of such funds in accordance with the investment criteria, yield requirements, cash flow expectations, investment horizon and risk tolerances of the respective fund.

UMTH LD is the asset manager of UDF I, UDF II, UDF LOF and us and the general partner of UDF III. In exercising its duties to each of these funds, UMTH LD will manage each investment in accordance with the investment criteria, yield requirements, cash flow expectations, investment horizon and risk tolerances of the respective fund as each investment progresses. UDF I, UDF II, UDF III, UDF LOF and we each recognize that, in exercising its duties to each fund, UMTH LD will encounter conflicts of interest. Thus, each of these funds and UMTH LD seeks to equitably apportion investment opportunities among and between such entities in accordance with each fund’s investment criteria, yield requirements, cash flow expectations, investment horizon and risk tolerances at the time each transaction opportunity is presented by UMTH LD. We intend to enter into an agreement with UDF I, UDF II, UDF III, UDF LOF and UMTH LD that provides that, in the event that a transaction opportunity becomes available that is suitable, under all of the factors considered by our advisor, including cash flow, capital appreciation, investment horizon and risk tolerance, for both us and one or more of these programs, and for which more than one of such entities has sufficient uninvested funds, then:

•
each respective entity will be allocated a percentage of the transaction opportunity determined as the ratio of the total amount of “equity invested” in such entity over the “total combined equity invested,” such percentage being the “investment percentage.” For purposes of the participation agreement, “equity invested” shall include both direct investment and retained earnings as determined by the most recently available audited or unaudited financial statements prepared by the respective entities as completed with respect to the most recent calendar quarter. For purposes of this paragraph, “total combined equity invested” shall mean the sum of the equity invested in each of UDF I, UDF II, UDF III, UDF LOF and us. Each of the respective entities will invest in such transaction opportunity an amount equal to the investment percentage multiplied by the amount of “required cash.” For purposes of the participation agreement, “required cash” means the aggregate amount of cash required to be invested by the respective United Development Funding-sponsored program in the transaction opportunity;

•
if, after allocating available cash pursuant to the paragraphs above, the full amount of the required cash has not been invested, the remaining transaction opportunity shall be allocated amongst and between the entities with remaining available cash by repeating the process set forth in the paragraph immediately above until the full amount of required cash has been invested.

•
For purposes of the participation agreement, “available cash” shall mean all cash of the respective entity available for investment, not including lines of credit or other borrowing facilities, as determined by UMTH LD, taking into consideration the projected sources and uses of cash for that respective entity.

It will be the duty of our board of trustees, including the independent trustees, to insure that this method is applied fairly to us. In determining whether or not a transaction opportunity is suitable for more than one program, our advisor, subject to approval by our board of trustees, shall examine, among others, the following factors:

•	the anticipated cash flow of the property to be acquired or underlying the secured loan and the cash requirements of each program;

•	the effect of the investment both on diversification of each program’s investments by type of property and geographic area;

•	the policy of each program relating to leverage;

•	the income tax effects of the investment to each program;

•	the size of the investment; and

•	the amount of funds available to each program and the length of time such funds have been available for investment.

If a subsequent development, such as a delay in the closing of an investment, causes any such investment, in the opinion of our advisor, to be more appropriate for a program other than the program that committed to make the investment, our advisor may determine that another program affiliated with our advisor or its affiliates will make the investment. Our board of trustees has a duty to ensure that the method used by our advisor for the allocation of investments by two or more affiliated programs seeking to make similar types of investments is applied fairly to us.

Circumstances may arise, due to availability of capital or other reasons, when it is not possible for UDF I, UDF II, UDF III, UDF LOF and us to each make an investment on such a pro rata basis. We cannot assure you that we will be able to invest in all investment opportunities of which our advisor becomes aware that are suitable for us on a pro rata basis with UDF I, UDF II, UDF III and UDF LOF or otherwise. Furthermore, UDF I, UDF II, UDF III and UDF LOF may make investments in which we will not participate, and we may make investments in which UDF I, UDF II, UDF III and/or UDF LOF will not participate. If we do make an investment with UDF I, UDF II, UDF III and/or UDF LOF, the structure of our participation in such investments may vary and will be determined on a case-by-case basis.

We also intend for the agreement with UDF I, UDF II, UDF III, UDF LOF and UMTH LD to provide that, unless the organizational and operational documents of a fund are more restrictive, (i) no loan shall be sold between UDF I, UDF II, UDF III, UDF LOF and/or us for an amount in excess of the outstanding loan balance, including accrued interest, at the time of the sale; provided, however, that this does not prohibit the acquiring entity from subsequently restructuring the loan in any way, including an increase in the loan amount; and (ii) no asset shall be sold between UDF I, UDF II, UDF III, UDF LOF and/or us for an amount in excess of its fair market value as determined by an independent expert; provided, however, that this does not prohibit the financing of the investment by one of the other such funds.

PROPOSAL 2 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our board of trustees has appointed the firm of Whitley Penn LLP to continue as our independent registered public accounting firm for the year ending December 31, 2010, subject to ratification of the appointment by our shareholders. If our shareholders do not ratify the appointment of Whitley Penn LLP, the audit committee will reconsider whether to retain Whitley Penn LLP, but may decide to retain Whitley Penn LLP as our independent registered public accounting firm. Even if the appointment is ratified, the audit committee in its discretion may change the appointment at any time during the year if it determines that a change would be in the best interests of us and our shareholders.

Assuming the presence of a quorum in person or by proxy at the Annual Meeting, the affirmative vote of a majority of all votes cast at the annual meeting is required to ratify the appointment of Whitley Penn LLP as our independent registered public accounting firm for the year ending December 31, 2010.

Representatives of Whitley Penn LLP are expected to be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

OUR BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPOINTMENT OF WHITLEY PENN LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

Relationship with Independent Registered Public Accounting Firm; Audit, Tax and Other Fees

Whitley Penn LLP has served as our independent registered public accounting firm since our inception in May 2008 and audited our financial statements for the period from May 28, 2008 (Date of Inception) through December 31, 2009. To our knowledge, neither Whitley Penn LLP nor any of its partners has any direct financial interest or any material indirect financial interest in us, or has had any connection since our inception in the capacity of promoter, underwriter, trustee, officer or employee.

The following table reflects fees billed by Whitley Penn LLP for services rendered to the Trust in 2009 and 2008:

Nature of Service	2009	2008	Purpose
Audit fees	$15,000	$--	For audit of the Trust’s annual financial statements, review of quarterly financial statements included in the Trust’s Forms 10-Q and review of other SEC filings
Tax fees	$--	$--	For preparation of tax returns and tax compliance
All other fees	$--	$--

All of the services and fees described above were approved by the board of trustees.

The Trust has a policy of requiring that the audit committee pre-approve all audit and non-audit services (including the fees and terms thereof) provided to the Trust by the independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(b) of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC.  The audit committee approved all of the services rendered by Whitley Penn LLP for the year ended December 31, 2009.

Auditor Independence

The audit committee has considered whether the provision of the above noted services is compatible with maintaining our independent registered public accounting firm’s independence and has concluded that the provision of such services has not adversely affected the independent registered public accounting firm’s independence.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

As of the Record Date, we had 914,991 shares issued and outstanding.  The following table sets forth certain information as of the Record Date regarding the beneficial ownership of our common shares of beneficial interest as of the Record Date by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding shares, (ii) each trustee and nominee for trustee, (iii) each named executive officer, and (iv) all of our trustees and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table, based on information provided by such persons, have sole voting and sole investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.  None of the shares described below has been pledged as security.

Name	Number of Shares (1)	Percent of Class
Hollis M. Greenlaw (2)(3)	10,000	*
Scot W. O’Brien (2)	-	-
Phillip K. Marshall (2)	-	-
J. Heath Malone (2)	-	-
Steven J. Finkle (2)	-	-
David A. Hanson (2)	-	-
Cara D. Obert (2)	-	-
All Trustees and Executive Officers as a Group (7 persons)	10,000	*

* Represents less than 1% of our outstanding shares of beneficial interest.
(1)
For purposes of this table, shares indicated as being owned beneficially include shares that the beneficial owner has the right to acquire within 60 days of the Record Date.  For the purpose of computing the percentage of the outstanding shares owned by a shareholder, shares that may be acquired during the 60 days following the Record Date are deemed to be outstanding securities of the class owned by that shareholder but are not deemed to be outstanding for the purpose of computing the percentage by any other person.

(2)
A trustee and/or executive officer of the Trust.  The address of all trustees and officers is c/o United Development Funding IV, 1301 Municipal Way, Suite 100, Grapevine, Texas  76051, telephone 1-214-370-8960 or 1-800-859-9338 facsimile 1-469-916-0695.

(3)
Includes 10,000 common shares of beneficial interest owned by UMTH. Hollis M. Greenlaw is the Chief Executive Officer of UMTH. UMTH also owns nine partnership units of United Development Funding IV Operating Partnership, L.P., our operating partnership.  Mr. Greenlaw disclaims any beneficial ownership of these shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires each trustee, officer and individual beneficially owning more than 10% of a registered security of the Trust to file with the SEC, within specified time frames, initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of common shares of beneficial interest of the Trust. These specified time frames require the reporting of changes in ownership within two business days of the transaction giving rise to the reporting obligation. As of December 31, 2009, none of our securities were registered under the Securities Exchange Act of 1934, as amended, and, therefore, none of our officers or trustees were subject to these filing requirements for the year ended December 31, 2009. Reporting persons are required to furnish us with copies of all Section 16(a) forms filed with the SEC. Based solely on a review of the copies of such forms furnished to us during and with respect to the year ended December 31, 2009, or written representations that no additional forms were required, to the best of our knowledge, all required Section 16(a) filings were timely and correctly made by reporting persons during 2009.

AUDIT COMMITTEE REPORT

The role of the audit committee is to oversee our financial reporting process on behalf of our board of trustees. Our management has the primary responsibility for our financial statements as well as our financial reporting process, principles and internal controls. The independent registered public accounting firm is responsible for performing an audit of our financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States of America.

In this context, the audit committee has reviewed and discussed our audited financial statements as of December 31, 2009 and for the period from May 28, 2008 (Date of Inception) through December 31, 2009 with management and the independent registered public accounting firm. The audit committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, Professional Standards, as amended. In addition, the audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and it has discussed their independence with us. The audit committee has also considered whether the independent registered public accounting firm’s provision of tax preparation, tax consulting services and other non-audit services to us is compatible with maintaining the independent registered public accounting firm’s independence.

Based on the reports and discussions described above, the audit committee recommended to our board of trustees that the audited financial statements be included in our 2010 Annual Report on Form 10-K filed with the SEC on March 31, 2010.

Members of the Audit Committee:
Philip K. Marshall, Chairman J. Heath Malone Steven J. Finkle

The preceding “Audit Committee Report” shall not be deemed soliciting material or to be filed with the SEC, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Trust specifically incorporates it by reference into such filing.

MAILING OF MATERIALS; OTHER MATTERS

On or about April 30, 2010, we will mail a proxy card together with this proxy statement to all shareholders of record at the close of business on the Record Date.  As of the date of this proxy statement, our board of trustees knows of no other matters which may properly be, or are likely to be, brought before the Annual Meeting.  To date, we have received no shareholder proposals.  However, if any proper matters are brought before the Annual Meeting or any adjournments of postponements thereof, the proxy holders will vote in regard thereto according to their discretion insofar as such proxies are not limited to the contrary.

It is important that proxies be returned promptly. Therefore, shareholders are urged to sign, date and return the accompanying proxy card in the accompanying return envelope, by fax to 1-781-633-4434, by telephone by dialing toll-free 1-866-977-7699 or by the Internet at http://www.eproxy.com/udf.

At the Annual Meeting, in addition to the matters described above, there will be an address by our Chief Executive Officer and a general discussion period during which shareholders will have an opportunity to ask questions about our business and operations.

PROPOSALS FOR 2011 ANNUAL MEETING

Under SEC regulations, any shareholder desiring to submit a proposal for inclusion in proxy solicitation material for our 2011 Annual Meeting of Shareholders must cause such proposal to be received at our principal executive office located at The United Development Funding IV Building, 1301 Municipal Way, Suite 100, Grapevine, Texas 76051, Attention: Investor Relations, no later than December 31, 2010, in order for the proposal to be considered for inclusion in our proxy statement for that meeting. Shareholders also must follow the procedures prescribed in SEC Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. If a shareholder wishes to present a proposal at our 2011 Annual Meeting of Shareholders, whether or not the proposal is intended to be included in the 2011 proxy materials, our bylaws currently require that the shareholder give advance written notice to Investor Relations at our offices no earlier than December 1, 2010 and no later than December 31, 2010. Shareholders are advised to review our bylaws, which contain other requirements with respect to advance notice of shareholder proposals and trustee nominations. We presently anticipate holding the 2011 Annual Meeting of Shareholders in June 2011.

ANNUAL REPORT AND FORM 10-K

On or about April 30, 2010, all shareholders of record on the Record Date will be sent a copy of our 2009 Annual Report to Shareholders which contains our audited financial statements for the year ended December 31, 2009 and the period from inception through December 31, 2008.  Our 2009 Annual Report to Shareholders is not incorporated in this proxy statement and is not deemed a part of the proxy soliciting material.

A copy of our annual report on Form 10-K for the fiscal year ended December 31, 2009 that was filed with the SEC may be obtained without charge (except for exhibits to the Form 10-K, which will be furnished upon payment to us of reasonable expenses in furnishing those exhibits).  To obtain a copy of our Form 10-K or any of those exhibits, please send a written request to Investor Services at our offices located at 1301 Municipal Way, Suite 100, Grapevine, Texas 76051 or view the SEC’s website located at www.sec.gov.

By Order of our Board of Trustees

/s/ Hollis M. Greenlaw
Hollis M. Greenlaw
Chief Executive Officer

Grapevine, Texas
April 30, 2010

APPENDIX A

UNITED DEVELOPMENT FUNDING IV
AUDIT COMMITTEE CHARTER

I.	STATEMENT OF PURPOSE

The Board of Trustees of United Development Funding IV, a Maryland Real Estate Investment Trust (the “Trust”) appoints an Audit Committee to represent and assist the Board of Trustees in discharging its responsibilities relating to the accounting, reporting and financial practices and legal compliance of the Trust and its subsidiaries.  The Audit Committee has general responsibility for oversight of the accounting and financial processes of the Trust and its subsidiaries, including oversight of the integrity of the Trust’s financial statements, the Trust’s compliance with legal and regulatory requirements, the qualification and independence of the Trust’s auditors, the performance of the Trust’s independent auditors, and the preparation of the report that the Securities and Exchange Commission (the “SEC”) requires to be included in the Trust’s annual proxy statement or annual report.

Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Trust’s policies, procedures and practices at all levels.  The Audit Committee should also provide an open avenue of communication among the independent auditors, financial and senior management, members of the internal auditing team (or other personnel responsible for the internal audit function) and the Board of Trustees.

II.	COMMITTEE MEMBERS

The Audit Committee shall have at least two members appointed by the Board of Trustees with one member appointed as chairperson.  The Audit Committee shall consist entirely of “independent” members of the Board of Trustees.  “Independent” means a trustee who (i) satisfies all criteria for independence established by the SEC, and (ii) is otherwise free from any relationship that, in the opinion of the Board of Trustees, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee, all as determined by the Board of Trustees.

Each member of the Audit Committee must be financially literate, or must become financially literate within a reasonable period of time, and at least one member of the Audit Committee must have accounting or related financial management expertise and qualify as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K, each as determined by the Board of Trustees. The identity of at least one member of the Audit Committee determined to have such experience shall be disclosed in the Trust’s periodic filings made with the SEC.

The members of the Audit Committee shall be elected by the Board of Trustees at each annual meeting of the Board of Trustees or until their successors shall be duly elected and qualified.  Unless a chair is elected by the full Board of Trustees, the members of the Audit Committee may designate a chair by majority vote of the full Audit Committee.

III.	POWERS, DUTIES AND RESPONSIBILITIES

In carrying out its intended purpose, the Audit Committee shall have the powers, duties and responsibilities delegated to it by the Board of Trustees as set forth below. The Audit Committee shall:

Services of Independent Auditors

A.          Have direct responsibility for appointing and overseeing a public accounting firm registered with the Public Company Accounting Oversight Board to serve as the Trust’s independent auditors and to perform the Trust’s annual audit (subject, if applicable, to shareholder ratification).  This responsibility shall include the direct authority to retain and terminate such independent auditors, the sole authority to approve the terms and conditions of all audit engagements as well as all significant non-audit engagements with such independent auditors, and the sole authority to determine the compensation to be paid to such independent auditors and to require the Trust to provide funding for the payment of such compensation.  This authority may not be delegated to management (although the Audit Committee may obtain input from management).

B.          Oversee the work performed by the Trust’s independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting).  Such independent auditors shall report directly to the Audit Committee and shall be ultimately accountable to the entire Board of Trustees through the Audit Committee.

C.           Review with the independent auditors the scope of the audit, pre-approve the audit services (which may entail providing comfort letters in connection with securities underwritings) to be performed by the independent auditors, and review the results of the annual audit examination and any reports of the independent auditors with respect to the Trust’s financial statements or policies.

D.           Pre-approve all non-audit services provided to the Trust by the independent auditors.  In no event shall the Audit Committee engage the Trust’s independent auditor to perform any service enumerated in Section 201(a) of the Sarbanes-Oxley Act of 2002, as amended, except as may otherwise be provided by law or regulation, or approve any non-audit service that the SEC or other applicable regulatory authority determines is impermissible.  Non-audit services that constitute less than 5% of the revenues paid by the Trust and its subsidiaries to the independent auditors may be approved by the Audit Committee (or one or more members authorized by the Audit Committee) after the services are commenced but before the completion of the audit, provided that such services were not recognized by the Trust at the time of the engagement to be non-audit services and such services are promptly brought to the attention of the Audit Committee.  The Audit Committee shall ensure that the approval of non-audit services is disclosed in the public reports that the Trust is required to file with the SEC.

E.           Review information, including written statements from the independent auditors, concerning any relationship between the auditors and the Trust or any other relationships that may adversely affect the independence of the auditors and periodically assess the independence of the Trust’s auditors as set forth in Independence Standards Board Standard No. 1 and the rules, regulations and standards of the SEC.  The Audit Committee shall, at least annually, obtain and review a report by the Trust’s independent auditors describing: (1) the firm’s internal quality-control procedures; (2) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (3) all relationships between the independent auditors and the Trust.  The Audit Committee should evaluate the lead partner of the independent audit firm and whether such independent audit firm should be rotated, and present its conclusions to the Board of Trustees.

Audit Practices and Financial Reporting Matters

F.           Obtain and review all reports and other information that the independent auditors are required by law, rule or regulation to submit to the Audit Committee, including periodic reports on (1) all critical accounting policies and practices to be used by the Trust, (2) all material alternative treatments of financial information within generally accepted accounting principles in effect from time to time (“GAAP”) that have been discussed with management, the ramification of the use of such alternative disclosures and treatment, and the treatment preferred by the independent auditors, and (3) other material written communications between the independent auditors and management of the Trust, such as any management letter or schedule of unadjusted differences.

G.          Meet to review and discuss with management and the independent auditors the Trust’s annual audited financial statements and quarterly financial statements, including a discussion of the Trust’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and a discussion with the independent auditors of their judgments as to the quality of the Trust’s accounting principles.

H.          Review with management and the independent auditors the results of any significant matters identified as a result of the independent auditors’ interim review procedures prior to the filing of each Form 10-Q or as soon thereafter as possible.  The Audit Committee may delegate this function to one or more of its members having sufficient accounting or financial management expertise to perform such review.

I.           Discuss, if applicable, at least generally, earnings press releases and financial information and earnings guidance provided to analysts and rating agencies.

J.           Establish guidelines for the Trust’s internal audit function, review the qualifications, appointment, replacement, reassignment and dismissal of senior management members of the Trust’s internal audit team (or other personnel responsible for the internal audit function), review the annual program and schedule for the Trust’s internal audits, review audit reports submitted by the internal auditing staff and, at least quarterly, review the adequacy of the Trust’s internal controls.

K.          Review changes in the accounting policies of the Trust and accounting and financial reporting proposals that may have a significant impact on the Trust’s financial reports, and make reports on the foregoing to the Board of Trustees.

L.           Regularly review with the independent auditors any audit problems or difficulties and management’s response, including any restrictions on the scope of the independent auditors’ activities or access to information and any significant disagreements with management.  This review should also include a discussion of the responsibilities, budget and staffing of the Trust’s internal audit function.

M.         Meet separately and periodically with management, internal auditors (or other personnel responsible for the internal audit function) and independent auditors in connection with the performance of its oversight function.

Trust Governance Policies and Compliance

N.          Prepare the report that SEC rules require to be included in the Trust’s annual proxy statement or annual report.

O.          Establish clear policies for the Trust to follow in hiring employees or former employees of the independent auditors (which may include a prohibition on such hiring).  Any such policies should consider the restriction that no registered public accounting firm may audit the Trust if the Trust’s chief executive officer, chief financial officer, chief accounting officer, controller or other persons serving similar functions were employed by the accounting firm and participated in the Trust’s audit during the one year prior to commencement of the audit.

P.           Discuss with management policies with respect to financial risk assessment and management, including guidelines to govern the process by which the Trust undertakes financial risk assessment and management.  Such discussion should include the Trust’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

Q.          Conduct an annual review of:  (1) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Trust’s selection or application of accounting principles, and major issues as to the adequacy of the Trust’s internal controls and any special audit steps adopted in light of material control deficiencies; (2) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (3) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Trust; (4) the type and presentation of information to be included in earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information), as well as review any financial information and earnings guidance provided to analysts and rating agencies; and (5) the adequacy of the Audit Committee Charter.

R.           Review with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Trust’s financial statements or accounting policies.  In connection therewith, the Audit Committee shall establish procedures for (1) the receipt, retention and treatment of complaints received by the Trust regarding accounting, internal accounting controls or auditing matters, and (2) the confidential, anonymous submission by employees of the Trust of concerns of questionable accounting or auditing matters.

General Powers

S.           Have the authority to cause the Trust to reimburse the Audit Committee for all ordinary administrative expenses that are necessary or appropriate in carrying out its duties.

T.          Have the ability (but not the obligation) to conduct or authorize, if it considers appropriate, investigations into any matters within the scope of its responsibilities.

U.          Have the authority (without separate approval from the Board of Trustees) to obtain advice, services and assistance from outside legal, accounting or other advisors, as the Audit Committee deems necessary to assist it in carrying out its responsibilities, to determine the compensation for any such advisors, and to receive from the Trust funding in an amount that is appropriate as determined by the Audit Committee to pay for such advisors.

V.          Perform such activities consistent with this Charter, the Trust’s bylaws and applicable law as the Board of Trustees or the Audit Committee deems necessary or appropriate.

W.        Otherwise make regular reports and recommendations to the Board of Trustees within the scope of its functions. The Audit Committee should review with the Board of Trustees any issues that arise with respect to the quality and integrity of the Trust’s financial statements, the Trust’s compliance with legal and regulatory requirements, the qualification and independence of the Trust’s auditors, and the performance of the Trust’s internal audit function and independent auditors (or other personnel responsible for the internal audit function).

IV.	SCOPE OF DUTIES

While the Audit Committee has the responsibilities and the authority set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Trust’s financial statements are complete and accurate and are in accordance with GAAP.  This is the responsibility of management and the independent auditors.  Nor is it the duty of the Audit Committee to assure compliance by the Trust or its subsidiaries with laws and regulations.

V.	COMMITTEE MEETINGS

The Audit Committee will meet at least four times annually, or more often as it deems necessary or appropriate, in its judgment, either in person or telephonically, and at such times and places as the Audit Committee determines.  Periodically, as it deems appropriate, the Audit Committee (or designated members thereof, if appropriate) will meet in private sessions with the independent auditors, the Trust’s chief financial officer and with the senior manager(s) of the Trust’s internal audit functions regarding any matters that the Audit Committee or any of these groups believe should be discussed, including any matters within the scope of the Audit Committee’s responsibilities.  The chairperson of the Audit Committee, a majority of the members of the Audit Committee or the Trust’s chief executive officer may call a special meeting of the Audit Committee. The person or persons authorized to call special meetings of the Audit Committee may fix any place as the place for holding any special meeting called by them. The majority of the members of the Audit Committee shall constitute a quorum for Audit Committee meetings and, unless otherwise required by this Charter of the Trust’s bylaws, action may be taken by majority vote of the members present at such meetings.

P.O. Box 55069 Boston, MA 02205-9928

Proxy Voting Card

We encourage you to take advantage of Internet, telephone or fax voting. All are available 24 hours a day, 7 days a week.

All votes, whether by Internet, telephone, mail or fax, must be received by 11:59 p.m. Eastern Daylight Time on June 8, 2010 to be included in the voting results.

Vote by Internet		Vote by Telephone		Vote by Mail		Vote by Fax
http://www.eproxy.com/udf		1-866-977-7699

Go to the Web site address listed above. Have your proxy card ready. Follow the simple instructions that appear on your computer screen.	or	Use any touch-tone telephone. Have your proxy card ready.	or	Mark, sign and date your proxy card. Detach your proxy card. Return your proxy card in the postagepaid envelope provided.	or	Mark, sign and date your proxy card. Fax to (781) 633-4434.

Do not return your proxy card if you vote by Internet, telephone or fax.

 FOLD & DETACH HERE

Please fill in the box(es) as shown using black or blue ink or a No. 2 pencil. Please do not use fine point pens.	☒

1. Election of Five Directors, each for a one-year term:
Nominees:

(01) Hollis M. Greenlaw	(02) Phillip K. Marshall	For All	Withhold All	For all Except*
(03) Scott W. O'Brien	(04) J. Heath Malone	1. ☐	☐	☐
(05) Steven J. Finkle
* To withhold authority to vote for any individual nominee(s), write the number of the nominee(s) in the box to the right:
		For	Against	Abstain
		2. ☐	☐	☐
2. To ratify the selection of Whitley Penn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING MATTERS INCIDENT TO ITS CONDUCT OR A MOTION TO ADJOURN OR POSTPONE THE MEETING TO ANOTHER TIME AND/OR PLACE FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES.

Signature	Signature	Date

Important: Please sign exactly as name appears hereon. Joint owners should each sign personally. Trustees and others signing in a representative or fiduciary capacity should indicate their full titles in such capacity.

ELECTRONIC DELIVERY OF PROXY MATERIALS

Sign up to receive next year's annual report and proxy materials via the Internet rather than by mail. Next year, when the materials are available, we will send you an e-mail with instructions, which will enable you to receive these materials online. To sign up for this optional service, visit http://www.eproxy.com/udf.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS

The Proxy Statement and the 2009 Annual Report to Shareholders are available at:

http://www.eproxy.com/udf

You may obtain directions to attend the 2010 Annual
Meeting of Shareholders by calling (800) 859-9338

FOLD & DETACH HERE

PROXY
UNITED DEVELOPMENT FUNDING IV
Annual Meeting of Shareholders
June 9, 2010
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES.

The Board of Trustees recommends a vote "FOR ALL" nominees named in Proposal No. 1 and "FOR" Proposal No. 2. If no specification is made, such proxy will be voted "FOR ALL" nominees named in Proposal No. 1 and "FOR" Proposal No. 2.

The undersigned shareholder of United Development Funding IV, a Maryland real estate investment trust, hereby appoints Todd Etter and Hollis M. Greenlaw, and each of them, as proxies for the undersigned with full power of substitution in each of them, to attend the 2010 Annual Meeting of Shareholders of United Development Funding IV to be held on June 9, 2010 at 10:00 a.m. local time at the offices of the company, 1301 Municipal Way, Suite 100, Grapevine, Texas 76051, and any and all adjournments and postponements thereof, to cast, on behalf of the undersigned, all votes that the undersigned is entitled to cast, and otherwise to represent the undersigned, at such meeting and all adjournments and postponements thereof, with all power possessed by the undersigned as if personally present and to vote in their discretion on such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and of the accompanying proxy statement, which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

(Continued and to be marked, dated and signed on the other side.)
UNITED DEVELOPMENT FUNDING IV
P.O. BOX 55069
BOSTON, MA 02205-9928
Address Change / Comments